UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 15, 2013

Volterra Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50857	94-3251865
(State of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

47467 Fremont Blvd., Fremont, California	94538
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (510) 743-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On August 15, 2013, Volterra Semiconductor Corporation, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Maxim Integrated Products, Inc., a Delaware corporation (“Parent”) and Victory Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”). The board of directors of the Company and Parent have each approved the Merger Agreement.

Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, Purchaser will commence a tender offer (the “Offer”) no later than August 29, 2013 to acquire all of the outstanding shares of common stock of the Company, $0.001 par value per share (the “Shares”) at a purchase price of $23.00 per Share in cash (the “Offer Price), without interest.

The obligation of Purchaser to purchase Shares tendered in the Offer is subject to the satisfaction or waiver of a number of conditions set forth in the Merger Agreement, including (i) that there shall have been validly tendered and not validly withdrawn Shares that represent one more than 50% of the total number of Shares outstanding on a fully diluted basis (excluding shares subject to options that have not vested as of March 14, 2014) at the time of the expiration of the Offer (the “Minimum Condition”) and (ii) the expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The consummation of the Offer is not subject to any financing condition.

Following the completion of the Offer and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, including, if required, receipt of approval by the stockholders of the Company, Purchaser will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”). At the effective time of the Merger (the “Effective Time”), the Shares not purchased pursuant to the Offer (other than shares held by the Company, Parent, Purchaser, any subsidiary of Parent or by stockholders of the Company who have perfected their statutory rights of appraisal under Delaware law) will each be converted into the right to receive an amount in cash equal to the Offer Price, without interest, and subject to any required withholding of taxes. At the Effective Time, each outstanding option to purchase Shares issued pursuant to the Company’s equity incentive plans (collectively, the “Options”) that is then outstanding and unexercised, has an exercise prices less than the Offer Price, and is held by an individual who, after the Effective Time, will be an “employee” of Parent or one of its affiliates shall be substituted with an option to purchase Common Stock of Parent based on an exchange ratio set forth in the Merger Agreement (a “Substitute Option”). Each Option that is not being substituted with a Substitute Option and that is outstanding immediately prior to the Effective Time shall become fully vested and exercisable no later than five (5) days prior to the Effective Time and, if not exercised prior to the Effective Time, shall be cancelled immediately following the Effective Time and converted into the right to receive a cash payment equal to the Company Option Consideration (as defined in the Merger Agreement) for each share of Company Common Stock then subject to the option. All outstanding restricted stock units for Shares held by continuing employees will be substituted and become restricted stock units to acquire Common Stock of Parent based on an exchange ratio set forth in the Merger Agreement.

Upon consummation of the Offer, the parties intend to complete the Merger in accordance with Section 251(h) of the Delaware General Corporation Law (“Section 251(h)”) which permits completion of the Merger upon achieving the Minimum Condition. Pursuant to the Merger Agreement, in the event the Merger cannot be completed pursuant to Section 251(h), the Company has granted to Parent and Purchaser an option (the “Top-Up Option”) to purchase from the Company, at an aggregate purchase price determined by multiplying the number of such Shares by $23.00, the number of Shares so that, when added to the number of Shares owned by Purchaser prior to the exercise of the Top-Up Option, Purchaser will own at least 90% of the outstanding shares of each class of capital stock of the Company entitled to vote on the Merger immediately after the issuance of the Top-Up Shares (not including the Shares owned by Purchaser any Shares tendered pursuant to unfulfilled guaranteed delivery procedures); provided, however, that the Top-Up Option shall not be exercisable for the number of Shares in excess of the authorized and unissued Shares less the maximum number of Shares potentially necessary for issuance under outstanding awards under the Company’s equity incentive plans or other obligations of the Company.

Following the completion of the Offer, the Merger shall be consummated upon the date that Purchaser accepts shares for payment pursuant to the terms of the Merger Agreement. If a determination is made that Section 251(h) is inapplicable, then the Merger will become effective two business days following the satisfaction of the limited conditions to the Merger, including, if applicable, the adoption of the Merger Agreement by the holders of the Shares as may be required under the Delaware General Corporation Law. If required in order to consummate the Merger, the Company shall take all actions in accordance with applicable law, the Company’s certificate of incorporation and bylaws and the rules of The NASDAQ Global Market to promptly and duly call, give notice of, convene and hold as promptly as practicable, a special meeting of its stockholders to consider the adoption of the Merger Agreement.

The Merger Agreement includes representations and warranties and covenants of the parties customary for a transaction of this nature. Until the earlier of the termination of the Merger Agreement and the Effective Time, the Company has agreed to operate its business and the business of its subsidiaries in the ordinary course and has agreed to certain other operating covenants, as set forth more fully in the Merger Agreement. The Company has also agreed not to solicit or initiate discussions with any third party regarding acquisition proposals.

The Merger Agreement includes a remedy of specific performance for the Company, Parent and Purchaser. The Merger Agreement also includes customary termination provisions for both the Company and Parent and provides that, in connection with the termination of the Merger Agreement under specified circumstances, including termination by the Company to accept and enter into a definitive agreement with respect to an unsolicited superior offer. A superior offer is a written proposal pursuant to which a third party would acquire 50% or more of the voting power of the Company on terms that the board of directors of the Company determines in its good faith judgment (after consultation with its financial advisors and outside legal counsel) to be more favorable to the Company’s stockholders from a financial point of view than the terms of the Offer and the Merger and is reasonably capable of being completed on the terms proposed taking into account relevant factors. If the Company terminates the Merger Agreement under certain circumstances, including in order to accept a superior offer, the Company would be obligated to pay Parent a $21,000,000 fee plus reimbursement of Parent’s expenses, up to $6,000,000.

Tender and Support Agreements

Concurrently with the execution and delivery of the Merger Agreement, on August 15, 2013, the executive officers and directors of the Company entered into a tender and support agreement (the “Tender and Support Agreement”) with Parent and Purchaser, pursuant to which each such executive officer and director agreed, among other things, to tender their Shares pursuant to the Offer and, if necessary, vote their Shares in favor of the adoption of the Merger Agreement and the approval of the Merger. As of August 15, 2013, approximately 2.0% of the outstanding Shares are subject to the Tender and Support Agreement. The Tender and Support Agreement terminates in the event the Merger Agreement is terminated.

Additional Information

The foregoing descriptions of the Merger Agreement and Tender and Support Agreement are not complete and are qualified in their entirety by reference to the Merger Agreement and Tender and Support Agreement, which are attached as Exhibits 2.1 and 2.2, respectively, to this report and incorporated herein by reference.

The Merger Agreement and foregoing description have been included to provide investors and stockholders with information regarding the terms of each agreement. They are not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only as of specified dates for the purposes of the agreement, were solely for the benefit of the parties to the agreement and may be subject to qualifications and limitations agreed upon by such parties. In particular, in reviewing the representations, warranties and covenants contained in the Merger Agreement and discussed in the foregoing descriptions, it is important to bear in mind that such representations, warranties and covenants were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts. Such representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the Securities and Exchange Commission (the “SEC”). Investors are not third-party beneficiaries under the Merger Agreement. Accordingly, investors and stockholders should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the agreements, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

Notice to Investors

This report is not a recommendation, an offer to purchase or a solicitation of an offer to sell shares of the Company stock. Purchaser has not commenced the tender offer for shares of Company stock described in this report. Upon commencement of the tender offer, Purchaser will file with the SEC a tender offer statement on Schedule TO and related exhibits, including an offer to purchase, letter of transmittal, and other related documents. Following commencement of the tender offer, the Company will file with the SEC a solicitation/recommendation statement on Schedule 14D-9. Stockholders should read the offer to purchase and solicitation/recommendation statement and the tender offer statement on Schedule TO and related exhibits when such documents are filed and become available, as they will contain important information about the tender offer. Stockholders can obtain these documents when they are filed and become available free of charge from the SEC’s website at www.sec.gov or by contacting the investor relations department of the Company.

Forward Looking Statements

This report may contain forward-looking statements. These are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. The actual results of the transaction could vary materially as a result of a number of factors, including: uncertainties as to how many of the Company’s stockholders will tender their stock in the Offer; the possibility that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived; the possibility that the transaction may not be timely completed, if at all; and that, prior to the completion of the transaction, if at all, the Company’s business may experience significant disruptions due to transaction-related uncertainty. Other factors that may cause actual results to differ materially include those set forth in the reports that the Company files from time to time with the SEC, including the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2012 and quarterly and current reports on Form 10-Q and 8-K. These forward-looking statements reflect the Company’s expectations as of the date of this report. The Company undertakes no obligation to update the information provided herein.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Number	Description

2.1*	Agreement and Plan of Merger, dated as of August 15, 2013, by and among Volterra Semiconductor Corporation, Maxim Integrated Products, Inc. and Victory Merger Sub, Inc.

2.2	Tender and Support Agreement, made and entered into as of August 15, 2013, by and among Maxim Integrated Products, Inc., Victory Merger Sub, Inc. and the executive officers and directors of Volterra Semiconductor Corporation

*	Exhibits omitted pursuant to item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted exhibit to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLTERRA SEMICONDUCTOR CORPORATION

Date: August 19, 2013	By:	/s/ David Oh
David Oh
General Counsel

Exhibit Index

Number	Description

2.1*	Agreement and Plan of Merger, dated as of August 15, 2013, by and among Volterra Semiconductor Corporation, Maxim Integrated Products, Inc. and Victory Merger Sub, Inc.

2.2	Tender and Support Agreement, made and entered into as of August 15, 2013, by and among Maxim Integrated Products, Inc., Victory Merger Sub, Inc. and the executive officers and directors of Volterra Semiconductor Corporation

*	Exhibits omitted pursuant to item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted exhibit to the SEC upon request.